UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): June 8, 2004

United Components, Inc.

(Exact name of registrant as specified in its chapter)

Delaware	333-107219	04-3759857

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14601 Highway 41 North
Evansville, Indiana 47725
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (812) 867-4156

Item 5. Other Events

On May 27, 2004, United Components amended its credit agreement to: (i) permit sales of receivables pursuant to receivables sales programs arranged by account debtors and (ii) permit liens on receivables and related assets which are being sold pursuant to a factoring arrangement, subject to certain limitations.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

Exhibit No.	Description
10.1	Second Amendment, dated as of May 27, 2004 to the Credit Agreement, dated as of June 20, 2003 (as amended pursuant to the First Amendment, dated as of December 22, 2003), among United Components, Inc., a Delaware corporation, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement, Lehman Brothers Inc. and J.P. Morgan Securities Inc., as joint advisors, joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, as syndication agent, ABN AMRO N.V., Credit Lyonnais, New York Branch, Fleet National Bank and General Electric Capital Corporation as co-documentation agents, and Lehman Commercial Paper, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 8th day of June 2004.

UNITED COMPONENTS, INC.
By:	/s/ George T. Milano
Name: Title:	George T. Milano Controller